EXHIBIT 21.1

STIFEL FINANCIAL CORP. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name*	Jurisdiction of Incorporation/Formation

Stifel Financial Corp.	Delaware

Stifel, Nicolaus & Company, Incorporated	Missouri

Stifel Nicolaus Insurance Agency, Incorporated	Missouri

Ryan Beck Holdings, LLC	Missouri

Stifel Nicolaus Investment Consulting Co. Ltd.	Shanghai

Broadway Air Corp.	Missouri

Century Security Associates, Inc.	Missouri

Choice Financial Partners, Inc.	Missouri

Edward De La Rosa & Co., Inc.	California

KBW, LLC	Delaware

Keefe, Bruyette & Woods, Inc.	New York

Keefe, Bruyette & Woods Limited	United Kingdom

KBW Asset Management, Inc.	Delaware

KBW Venture, Inc	Delaware

Lease Aircraft Trust 2012-1 LLC	Delaware

East Shore Aircraft LLC	Delaware

Merchant Capital, LLC	Alabama

MB Advisory Group LLC	Delaware

Miller Buckfire & Company, LLC	Delaware

Missouri Valley Partners	Missouri

1919 Investment Counsel & Trust Company, National Association	Delaware

1919 Investment Counsel, LLC	Maryland

1919 Services Company, LLC	Delaware

RMG Asset Management, LLC	Washington

Subsidiary Legal Name*	Jurisdiction of Incorporation/Formation

Oriel Securities Holdings Limited	United Kingdom

Oriel Securities Limited	United Kingdom

Oriel Asset Management LLP	United Kingdom

Stifel Asset Management Corp.	Missouri

Stifel Bank & Trust	Missouri

Stifel Bank Community Development Corporation	Missouri

Stifel Bank – CDC – 501 N. Broadway, Inc.	Missouri

Stifel Financial Capital Trust II	Missouri

Stifel Financial Capital Trust III	Missouri

Stifel Financial Capital Trust IV	Missouri

Stifel Nicolaus Europe Limited	United Kingdom

Stifel Trust Company, National Association	Missouri

Stifel Syndicated Credit, LLC	Missouri

Stifel Venture Corp.	Missouri

Stone & Youngberg LLC	California

Thomas Weisel Partners Group, Inc.	Delaware

Thomas Weisel Partners LLC	Delaware

Thomas Weisel Capital Management LLC	Delaware

Thomas Weisel Venture Partners LLC	Delaware

Thomas Weisel Healthcare Venture Partners LLC	Delaware

Thomas Weisel Global Growth Partners LLC	Delaware

Thomas Weisel Asset Management LLC	Delaware

Monitbus Capital Management LLC	Delaware

Thomas Weisel Partners Insurance Services LLC	Delaware

Ziegler Capital Management, LLC	Wisconsin

* All subsidiaries of the registrant do business under their legal names. Indentation indicates the principal parent of each subsidiary.